SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2004

NRG Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300	Minneapolis, MN 55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 29, 2004, NRG Energy, Inc. (“NRG”) executed a second amendment to its senior secured credit agreement. The purpose of the amendment was to give NRG the flexibility to enter into joint ventures from time to time with affiliates of its 21.5% stockholder, MatlinPatterson Global Opportunities Partners, L.P. (“MatlinPatterson”). Three representatives of MatlinPatterson are members of NRG’s board of directors. NRG paid the lenders and agent under its senior secured credit agreement a fee equal to 12.5 basis points, or approximately $1M, for the amendment.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits

99.1 SECOND AMENDMENT, dated as of April 27, 2004 (this “Second Amendment”), to the Credit Agreement, dated as of December 23, 2003 (as amended by the First Amendment, dated February 25, 2004, and as otherwise amended, supplemented or modified from time to time, the “Credit Agreement”), among NRG ENERGY, INC., a Delaware corporation (the “Company”), NRG POWER MARKETING INC., a Delaware corporation (“NRG Power Marketing” and, together with the Company, the “Borrowers”), the LENDERS from time to time party thereto, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, and LEHMAN BROTHERS INC., as joint lead book runners and joint lead arrangers (in such capacities, collectively, the “Arrangers”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, as revolver agent (in such capacity and together with its successors, the “Revolver Agent”).

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, the possibility that the Company will enter into joint ventures with MatlinPaterson, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, no joint ventures will be entered into or, that if entered into, such joint ventures will not be successful.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be read in conjunction with the risks and uncertainties that may affect NRG’s future results contained in NRG’s other filings with the Securities and Exchange Commission at www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By /s/ Timothy W.J. O'Brien

Timothy W.J. O'Brien
Vice President and General Counsel

Dated: April 30, 2004

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EXHIBIT INDEX
Form 8-K
April 29, 2004

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	SECOND AMENDMENT, dated as of April 27, 2004 (this “Second Amendment”), to the Credit Agreement, dated as of December 23, 2003 (as amended by the First Amendment, dated February 25, 2004, and as otherwise amended, supplemented or modified from time to time, the “Credit Agreement”), among NRG ENERGY, INC., a Delaware corporation (the “Company”), NRG POWER MARKETING INC., a Delaware corporation (“NRG Power Marketing” and, together with the Company, the “Borrowers”), the LENDERS from time to time party thereto, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, and LEHMAN BROTHERS INC., as joint lead book runners and joint lead arrangers (in such capacities, collectively, the “Arrangers”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, as revolver agent (in such capacity and together with its successors, the “Revolver Agent”).	X

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